As filed with the U.S. Securities and Exchange Commission on April 27, 2023

Registration No. 333-268501

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 6 TO
FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BIT ORIGIN LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A	Not Applicable
(State or other jurisdiction	(Translation of Registrant’s Name	(I.R.S. Employer
of incorporation or organization)	into English)	Identification No.)

375 Park Ave, Fl 1502

New York NY 10152

T: 347-556-4747

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

+1-212-588-0022 – telephone

+1-212-826-9307 – facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Bit Origin Ltd is filing this Amendment No. 6 (this “Amendment No. 6”) to the Registration Statement on Form F-3 (Registration No. 333-268501), originally filed on November 21, 2022 (the “Registration Statement”), as an exhibit-only filing solely to file an updated consent of WWC, P.C.as Exhibit 23.1 and consent of Prager Metis CPAs LLC as Exhibit 23.2. Accordingly, this Amendment No. 6 consists only of the facing page, this explanatory note, Item 9 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibit being filed with this Amendment No. 6. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.	Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
1.1	Amended and Restated Memorandum and Articles of Association of Bit Origin Ltd. (incorporated herein by reference to Exhibit 1.1 to our report of foreign private issuer on Form 6-K filed with the SEC on September 27, 2022)
4.1	Form of Warrant to Purchase Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
4.2	Form of Senior Secured Convertible Note (incorporated herein by reference to Exhibit 4.2 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
5.1**	Opinion of Mourant Ozannes (Cayman) LLP, Cayman Islands counsel of the Company, regarding the validity of the ordinary shares being registered
10.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
10.2	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
10.3	Form of Security and Pledge Agreement (incorporated herein by reference to Exhibit 10.3 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
10.4	Form of Guaranty (incorporated herein by reference to Exhibit 10.4 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
10.5	Subscription agreement, dated June 10, 2022 (Incorporated by reference to exhibit 10.2 from the Form 6-K filed with the SEC on June 21, 2022)
23.1*	Consent of WWC, P.C.
23.2*	Consent of Prager Metis CPAs LLC
23.3**	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page)
107**	Filing Fee Table

*Filed herewith

** Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on April 27, 2023.

Bit Origin Ltd

Date: April 27, 2023	By:	/s/ Lucas Wang
Lucas Wang
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: April 27, 2023	By:	/s/ Xia Wang
Xia Wang
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Lucas Wang	Chairman of the Board and Chief Executive Officer	April 27, 2023
Lucas Wang	(Principal Executive Officer)

/s/ Xia Wang	Chief Financial Officer	April 27, 2023
Xia Wang	(Principal Financial Officer and Principal Accounting Officer)

*	Director	April 27, 2023
K. Bryce Toussaint

*	Director	April 27, 2023
Scott Silverman

*	Director	April 27, 2023
Xiaping Cao

*By:	/s/ Lucas Wang
Name: Lucas Wang
Attorney-in-fact

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-3, in the City of New York, New York, on April 27, 2023.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.